Exhibit 99.2

Pushing the boundaries of connectivity. Everywhere. May 2021

Disclaimer Forward-Looking Statements Certain statements in this Presentation, including the projections, are forward-looking statements. Forward-looking statements generally relate to future events or PTK Acquisition Corp. (“PTK”) and Valens Semiconductor Ltd.’s (the “Company”) future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by PTK and its management, and the Company and its management, as the case may be, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s and PTK’s future performance and cause results to differ from the forward-looking statements in this presentation include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction involving the Company and PTK (such transaction, the “Business Combination”); the outcome of any legal proceedings that may be instituted against PTK or the Company, the combined company or others following the announcement of the Business Combination; the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of PTK or to satisfy other conditions to closing; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; the ability to meet stock exchange listing standards following the consummation of the Business Combination; the risk that the Business Combination disrupts current plans and operations of PTK or the Company as a result of the announcement and consummation of the Business Combination; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; costs related to the Business Combination; changes in applicable laws or regulations; the Company’s estimates of expenses and profitability and underlying assumptions with respect to shareholder redemptions and purchase price and other adjustments; any downturn or volatility in economic conditions; the effects of COVID-19 or other epidemics, cyclicality in the semiconductor industry, any downturn in our end markets including automotive or audio-visual; changes in the competitive environment affecting us or our customers, including our inability to introduce new products or technologies; the impact of pricing pressure and erosion; supply chain risks; risks to our ability to protect our intellectual property and avoid infringement by others, or claims of infringement against us; and risks related to the fact that we are incorporated in Israel and governed by Israeli law; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in PTK’s final prospectus relating to its initial public offering dated July 13, 2020 and in subsequent filings with the Securities and Exchange Commission (“SEC”). Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither PTK nor the Company undertakes any duty to update these forward-looking statements. Financial Information The financial information contained in this Presentation has been taken from or prepared based on the historical financial statements of the Company for the periods presented. The Company’s historical financial information is prepared in accordance with generally accepted accounting principles (“GAAP”). Such information has been audited in accordance with Public Company Oversight Board (“PCAOB”) standards. We cannot assure you that, had the financial statements been compliant with Regulation S-X under the Securities Act of 1933, as amended, and the regulations of the SEC promulgated thereunder or audited in accordance with PCAOB standards, there would not be differences and such differences could be material. An audit of the Company’s financial statements in accordance with PCAOB standards is in process and will be included in the proxy statement relating to the proposed Business Combination. Accordingly there may be material differences between the presentation of the financial information included in the Presentation and in the proxy statement. Confidential | 2

Disclaimer (cont’d) Non-GAAP Financial Measures This Presentation includes certain financial measures not presented in accordance with GAAP including, but not limited to, Adjusted EBITDA. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Please refer to footnotes where presented on each page of this Presentation for a reconciliation of these measures to what the Company believes are the most directly comparable measure evaluated in accordance with GAAP. This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included. Use of Projections This Presentation contains financial forecasts with respect to the Company’s projected financial results for the Company’s fiscal years 2021 through 2026. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including those described above under “Forward-Looking Statements.” Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Industry and Market Data; Trademarks, Service Marks and Copyrights In this Presentation, PTK and the Company rely on and refer to certain information and statistics obtained from third-party sources which they believe to be reliable. Neither PTK nor the Company has independently verified the accuracy or completeness of any such third-party information. You are cautioned not to give undue weight to such industry and market data. This Presentation may include trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM, (c) or (r) symbols, but PTK and the Company will assert, to the fullest extent under applicable law, the right of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Confidential | 3

PRESENTERS

Valens



Gideon Ben-Zvi, CEO

- 30+ years of experience (16 as CEO, 14 as active chairman)
- Co-founded 4 companies – 3 exits
- Venture Partner, Aviv Venture Capital
- Co-Founder, Active Chairman, BriefCam (acquired by Canon Japan)
- Co-Founder and Chairman, Wizcom
- Co-Founder and CEO, HumanEyes Technologies
- Co-Founder and CEO, Ligature (acquired)



Dror Heldenberg, CFO

- 25+ years of experience
- CFO, BroadLight (acquired by Broadcom)
- CFO, Pelican Security (acquired by Microsoft)
- Finance manager, Amdocs
- Accountant, Deloitte Touche

PTK



Peter Kuo, CEO

- 20+ years of experience
- Co-Founding Partner, Canyon Bridge
- Managing Director, Lazard
- Managing Director, Cowen
- Managing Director, Susquehanna

Confidential | 4

ALENS AT A GLANCE LEADER IN ULTRA HIGH-SPEED CONNECTIVITY SOLUTIONS AT CHIP, CIRCUIT, SYSTEM AND SOFTWARE LEVELS CRITICAL TECHNOLOGY FOR ADAS(1) AND AUTONOMOUS CARS • Superior in-vehicle connectivity widely deployed in Daimler cars • Validated as baseline for the MIPI A-PHY standard due to superior performance MARKET LEADER • Founder of HDBaseT(2) ( ) Alliance • Over 200 Alliance members • Growing and profitable business SUPERIOR CONNECTIVITY TECHNOLOGY • With new markets to conquer, with ubiquitous connectivity technology ~270 EMPLOYEES, WITH HQ IN ISRAEL ~$67M / ~70% 2021E REVENUE AND GROSS MARGIN KEY INVESTORS $150M Capital Raised $465M >25M CHIPS SOLD CUMULATIVE TO DATE REVENUE TO DATE $9B 116 (95) 2026E SAM(3) PATENT APPLICATIONS (GRANTED)(4) REVENUE FORECAST ($ in M) 48% CAGR 2021-26 $482 $320 $197 $120 $57 $67 $83 2020 2021 2022 2023 2024 2025 2026 Source: IHS, Strategy Analytics, Yole, Management Estimates. Note: (1) Advanced Driver Assistance Systems. (2) Global standard for the transmission of ultra-high-definition video & audio, Ethernet, controls, USB and up to 100W of power over a single, long-distance, cable. (3) Combined SAM for Automotive and Audio-Video. (4) 21 patent applications pending. Confidential | 5

VALENS EXECUTIVE LEADERSHIP Dr. Peter Mertens Chairman of the Board Over 35 years of experience in the automotive industry, including companies such as Volvo Cars (CTO), General Motors Global, Mercedes Benz, and member of the Board of Management of Audi AG. Gideon Ben-Zvi Dror Heldenberg Eyran Lida Gideon Kedem Gabi Shriki CEO CFO Co-founder and CTO SVP Automotive Business SVP Audio-Video Business Over 30 years of Over 25 years of Inventor of HDBaseT Over 30 years experience Over 20 years of experience as a serial leadership in corporate technology and co-founder in management roles in experience in global entrepreneur. In his role as financing, M&A, and of Valens, with more than leading semiconductor business management CEO and Chairman, he has business management 75 patents under his name. and EDA global roles in leading successfully led companies in global companies. companies. semiconductor global to IPO, M&A and exits. companies. Confidential | 6

$1B+ (2030) $482M 48% Projected Revenue CAGR (2021-26) $3M $67M 33% Revenue CAGR (2010-21) ESTABLISHED FOUNDATION FOR RAPID GROWTH 2010 2012 2016 2019 2020 2021 2026 2030 Valens chipsets Selected as the On the road in Release of 1st Audio-Video integrated into a Mercedes cars, 1st Mercedes industry-first product launch wide range of design win basis of the MIPI in a project with MIPI A-PHY products on the A-PHY standard estimated chipset market revenues at hundreds of millions of Co-founds the Collaborating Audio-Video dollars HDBaseT with leading business Alliance with OEMs and Tier 1s becomes Samsung, LG, on next-gen MIPI A-PHY profitable Sony Pictures projects standard released to market & adopted by IEEE >50% revenue from Automotive Widespread adoption of MIPI A-PHY, leading to massive revenue boost for Valens Surpasses $1B revenue Confidential | 7

THE NEXT GENERATION OF HIGH-SPEED CONNECTIVITY Automotive Audio-Video Medical Industrial Simple Infrastructure Multi-Gig Bandwidth Error-Free Links Zero Latency(1) Lowest Total System Cost Audio Audio Simple Long-Distance Wiring Video Video Data Data Control Control Power Power Audio Video Data Control Power Audio Video Data Control Power Confidential | 8 Note: (1) few micro-seconds of latency are commonly perceived in industry as “zero latency”.

INVESTMENT THESIS

Valens

1. **Redefining high-speed, zero latency connectivity in Automotive**
   - Enabling fewer cables, lower weight and lower cost
   - Rising number of sensors for ADAS requires high-speed connections to enable safety in ADAS & autonomous driving
   - Valens' technology selected as basis for industry-wide end-to-end in-vehicle connectivity
2. **Driver of the new MIPI A-PHY industry standard, positioned to become connectivity platform of choice**
   - Leapfrogging other technologies
   - Far ahead of the curve with fastest time to market
3. **Strong take-ups by leading OEMs and robust customer pipeline**
   - Deployed widely in Mercedes models and selling to auto Tier-1s. Awarded 2023 start of production (SOP) projects
   - Active collaboration with leading players to integrate A-PHY-compliant chipsets into next-gen ADAS platforms
4. **Massive structural growth in the automotive market**
   - Global automotive semiconductor TAM is expected to reach $68B by 2026
   - Valens automotive SAM (infotainment, sensors, displays) is expected to reach $8B by 2026
5. **Leveraging leadership position in Audio-Video connectivity**
   - Serving top Audio-Video players
   - Market acceleration driven by Audio-Video demand with work-from-home and hybrid education
   - Well-defined roadmap to expand Audio-Video offering, strengthening market leadership position
6. **Projected $67M revenue in 2021 at 70% gross margin, growing to ~$480M in 2026 and $1B+ in 2030**
   - 70% of 2021 revenues already booked (as of March 20th, 2021)
   - Transaction accelerates business development and drives high growth and profitability
7. **Experienced team with a proven track record of value creation and execution**

Valens

Confidential | 9

Source: Company information, IHS, Strategy Analytics, Yole.

AUTOMOTIVE BUSINESS

THE CAR ARCHITECTURE EVOLUTION: A NEW APPROACH IS NEEDED 1990s Today Tomorrow Sensor: 1-3 sensors, 0-1 displays, 2G Sensor: ~10 sensors, 3-5 cameras, Sensor: >20 – cameras, radars, lidars, 1-5 displays, 4G/LTE >8 displays, 5G/connected cars Speed: 25Mbps Speed: Up to 1Gbps Speed: Up to 16Gbps Valens is a key enabler for the automotive evolution Next-generation applications require next-generation connectivity solutions Confidential | 11 Image Source: APTIV

KEY MARKET DRIVERS 1 3 High-speed ADAS & autonomous data processing driving 2 4 Simplified car Enhanced architecture passenger safety Confidential | 12

1 High-speed data processing VALENS OFFERS THE HIGHEST BANDWIDTH CAPABILITIES IN THE MARKET, ENABLING THE DATA CENTER ON WHEELS Cloud Data Center on Wheels CPU: CPU: Accelerator: Image Accelerator: LiDAR: Memory: Memory: Networking: Networking: Valens is doing for automotive what Nvidia/Mellanox did for data centers Confidential | 13

2 VALENS SIMPLIFIES IN-VEHICLE ARCHITECTURE Simplified car architecture THE PROBLEM Car architecture has been pushed to its limits THE VALENS SOLUTION >2x Bandwidth Fewer Cables/ Lower Weight Lower Cost Less Complexity Less Power Consumption Increased Resilience Embedded Link Diagnostic and Analytics Reduced Risk of Recall Confidential | 14

3 ADAS & autonomous driving VALENS IS A KEY ENABLER FOR ADAS & AUTONOMOUS DRIVING Zero Latency Long Reach High Speed • Sensor fusion (radar, lidar, camera) requires long-reach, high-speed connectivity • ADAS/AD require zero latency to detect and act on safety events within milliseconds Lane Departure Warning Fully Autonomous Lane Keep Assistance Sign Recognition System Emergency Braking Pedestrian Collision Cross Traffic Alert Adoption of Valens Solutions Speed Limited Autonomy High resolution sensors and autonomous driving features are integrated at level 2 and up Blind Spot Warning Park Assistance Level 2 Level 3 Level 4 Level 5 Surround View Feet Off Hands Off Eyes Off Mind Off Camera 2-7 5-8 5-12 5-12 Radar 1-3 3-5 4-10 4-10 Lidar 0 1-2 2-5 2-6 Rear Collision Display 1-4 2-8 2-8 8+ Warning Total 4-14 11-23 13-35 19-36+ (Sensors per Car) Confidential | 15

4 VALENS’ SUPERIOR PERFORMANCE PROTECTS LIVES Enhanced passenger safety New requirements demand new solutions Data rate rising Legacy automotive exponentially technologies inadequate Cable length increasing Link quality decreasing Number of cables and electronics growing, EMI (electromagnetic with higher current flows interferences) being magnified Valens technology: A market leading solution with error-free links that limits accidents and enhances passenger safety Confidential | 16

VALENS PROVIDES SUPERIOR CONNECTIVITY ACROSS AUTOMOTIVE APPLICATIONS ADAS AND • Sensor fusion and connectivity INFOTAINMENT/ • Display and multimedia box AUTONOMOUS DRIVING • Display connectivity TELEMATICS • Smart antenna/TCU connectivity BODY CHASSIS • Door connectivity HIGH PERFORMANCE COMPUTING • Zonal & centralized CONNECTIVITY • Truck and trailer connectivity AND SHARED RESOURCES architectures • Virtualization Confidential | 17

LANDMARK AUTOMOTIVE ACHIEVEMENTS: “One of Daimler’s strategic focuses is to be a technological leader in ‘green’ technologies, safety, autonomous driving and connectivity. Valens Automotive is a perfect fit as its architectural benefits, reliability and robustness lead to a superior driving experience for our customers.” - Daimler ‘Valens and Daimler Partner to Optimize In-Car Connectivity’ LANDMARK AUTOMOTIVE ACHIEVEMENTS ENABLING SUPERIOR CONNECTIVITY IN MERCEDES VEHICLES • On the road and fully operational • Collaborating on multiple next-gen platforms across many models • Estimated contracted value of several hundred million dollars • Selling through leading automotive Tier-1s Confidential | 18

LANDMARK AUTOMOTIVE ACHIEVEMENTS: VALENS PARTNERED WITH LEADING TRUCK TECHNOLOGY MANUFACTURER TO SOLVE TRUCK AND TRAILER CONNECTIVITY CHALLENGE PROJECT SCOPE • Connectivity of the trailer rear camera to the vehicle cabin display • Valens supports high-speed data links of up to 40m in a very rough and noisy environment SOLVING A CRITICAL SAFETY HAZARD AND PROTECTING LIVES Monitor Up to 40m Industrial PC BUSINESS OPPORTUNITY • Foothold in profitable, high-margin truck market • Automotive aftermarket potential Confidential | 19

VALENS SETS THE INDUSTRY STANDARD FOR HIGH-SPEED AUTOMOTIVE CONNECTIVITY Valens technology was selected as the baseline for the MIPI A-PHY standard thanks to its superior performance This puts Valens far ahead of the curve with the first MIPI A-PHY compliant chipsets on the market Confidential | 20

INCREDIBLE MOMENTUM IS BUILDING IN THE INDUSTRY AS LEADING PLAYERS ADOPT THE A-PHY SOLUTION COMPANIES CONTRIBUTING TO MIPI A-PHY DEVELOPMENT(1) Leader in A-PHY “We at Mobileye are working closely with Valens to make sure our next-generation platforms will comply with the MIPI A-PHY architecture.“ -Amnon Shashua, Founder & CEO, Mobileye • EyeQ5 platform will support the MIPI A-PHY standard • Working in partnership with Valens to implement A-PHY architecture • Sony Semiconductor Solutions will integrate the A-PHY standard into its sensors • Working in partnership with Valens to implement A-PHY architecture • Adopted by the IEEE Standards Association to expand market reach(2) Confidential | 21 (1) Source: https://www.mipi.org/MIPI-Alliance-Releases-A-PHY-SerDes-Interface-for-Automotive (2) Source: https://resources.mipi.org/blog/mipi-a-phy-moves-ahead-in-ieee-adoption-process

AUTOMOTIVE SEMICONDUCTOR MARKET AT AN INFLECTION POINT, PARTICULARLY IN AUTO CONNECTIVITY Global Automotive Semiconductor TAM(1) ($ B) 8% CAGR $68 $45 $60 $43 $2 $8 2021 2026 Valens SAM Rest of TAM Valens High Speed Connectivity Automotive SAM(2) ($ B) 35% CAGR $7.6 $0.9 $2.5 $1.6 $4.3 $0.6 $0.4 $0.6 2021 2026 Infotainment Sensors Displays Confidential | 22 (1) IHS Global Automotive Semiconductor Revenue in 2020, November 2020. (2) Strategy Analytics Automotive Ethernet Market Projections, December 2019, Yole Automotive Interior Market and Technology Report 2020 and Strategy Analytics ADAS Demand Forecast, May 2020, and uses Management estimates.

THE VALENS EDGE AND COMPETITIVE ADVANTAGE

Criteria	Valens	Competitor #1	Competitor #2	Competitors #3
Speed	8Gbps with roadmap for 16Gbps & 32Gbps	3Gbps – 5Gbps	3Gbps – 6Gbps	1Gbps
Supported Format	Video & data links	Video only	Video only	Data only
DSP Technology	YES	NO	NO	YES
Performance & Noise Immunity	Best in industry (10e-19 PER)	Minimal	Minimal	Minimal
Standard	YES	NO	NO	YES
Support for Unshielded Cables	YES	NO	NO	NO
Distance	15 meters	7 meters	7 meters	15 meters
Link Diagnostics	YES	Limited	Limited	YES
Total System Cost	$	$$	$$	$$$

As the only solution meeting the evolving market needs, the Valens standard is positioned to capture all high-speed connectivity applications within the car



Valens

Confidential | 23

AUDIO-VIDEO BUSINESS AUDIO-VIDEO BUSINESS

VALENS’ HDBaseT TECHNOLOGY IS THE STANDARD FOR AUDIO-VIDEO CONNECTIVITY Inventor of HDBaseT 1 technology – an industry standard AUDIO-VIDEO DIGITAL SIGNAGE MEDICAL EDUCATION DISTRIBUTION AND PROJECTORS Co-Founder of the HDBaseT Alliance, with Samsung, LG 2 and Sony Pictures. Over 200 members developing HDBaseT enabled products Market leader with 3 unmatched technology for the distribution of ultra high-resolution video and audio Extenders and switches matrices ENTERPRISE Collaboration hub and telepresence High resolution and High resolution indoor/outdoor medical imaging displays INDUSTRIAL RESIDENTIAL PC KVM extension and Matrix, projectors and visual inspection AVR High resolution displays, projectors and cameras TRANSPORTATION Infotainment displays Confidential | 25

VALENS CHIPSETS EMPOWER MILLIONS OF PRODUCTS FOR AUDIO-VIDEO MARKET LEADERS

EPSON
LG Electronics
Panasonic
SAMSUNG
HARMAN
Extron
CRESTRON
SONY
logitech
SIEMENS
NEC

Valens
Core Enabler



RECENTLY LAUNCHED PRODUCTS


SAMSUNG
The Terrace
Samsung QLED experience


logitech
Logitech Rally PLUS Ultra-HD System


SAMSUNG
The Wall
LED Tiles


Dräger
Dräger Evita® V800 Ventilator


Crestron Mercury X Tabletop


SIEMENS
Healthineers
Mobile C-arms


EPSON
BrightLink Interactive Ultra Short-Throw

Valens

Confidential | 26

COVID-19: NEW NORMAL = NEW OPPORTUNITIES Video conferencing is becoming part of everything we do. Any business meeting. Any classroom. Any entertainment event. Any medical checkup. Accelerated demand for audio-video equipment High-resolution cameras Multiple displays Huddle room Audio-Video accessories Valens’ ability to extend high quality audio, video and USB with zero latency makes the company a key enabler of the new hybrid normal, which heavily relies on a seamless audio-video experience. Confidential | 27

LEVERAGING VALENS TECHNOLOGY TO CONQUER NEW MARKETS Valens is quickly becoming a key supplier for major manufacturers in previously untapped markets INDUSTRIAL • Key supplier for 5 of the leading manufacturers Industry Trend: Significant growth as Industry 4.0 increasingly relies on camera sensors and computer vision systems MEDICAL IMAGING • Key supplier for 3 of the leading manufacturers • Integrated in diagnostic equipment, assisted surgical equipment, and operating room video distribution Industry Trend: Increasing reliance on multiple, high quality, low latency, high resolution camera sensors TRANSPORTATION • Key supplier for 2 of the leading manufacturers Industry Trend: Significant boost in US cities to allow commercial advertising on public buses; COVID-19 has forced governments to implement new ways to convey public safety information to the public (signage) Confidential | 28

FINANCIALS

FINANCIAL HIGHLIGHTS 1 Overall revenue growing at 48% CAGR in 2021-2026 to about $480M — 64% gross margin and 42% EBITDA margin in 2026 2 Already sustainable business, with $67M revenue and 70% gross margin in 2021 70% of 2021 revenues already booked — Break-even in 2024 3 Automotive: Explosive growth at 107% CAGR in 2021-2026 to about $280M revenue — 61% gross margin in 2026 4 Audio-Video: Stable and established business — 77% gross margin in 2021 — Growing to $198M revenue in 2026 Confidential | 30

BUSINESS PLAN • 70% of 2021 revenue already booked • 2021-2023 revenues are all based on existing product portfolio & customers • Already selling to various leading automotive tier-1s, including: • A strong pipeline of more than 10 automotive partners evaluating and integrating Valens A-PHY solutions • Widespread adoption of MIPI A-PHY is expected by 2025 leading to >50% revenues from Automotive business in 2026 Revenue ($M) (1) (1) ’21-’26 CAGR $482 48% Valens breakeven in 2024 (1) 107% $320 $197 $120 $57 $67 $83 27% 2020 2021 2022 2023 2024 2025 2026 Audio-Video Auto Confidential | 31

BUSINESS PLAN (CONT’D) Gross Profit ($M) and Margin 76% 70% 67% 66% 64% 66% 62% $310 $210 $130 $74 $43 $47 $55 2020 2021 2022 2023 2024 2025 2026 Adj. EBITDA ($M) and Margin Valens breakeven in 2024 34% 42% $204 16% $110 (20%) (28%) (29%) $32 ($16) ($19) (46%) ($38) ($24) Audio-Video Auto Confidential | 32 Note: “Adj EBITDA” means EBITDA before depreciation, amortization and expenses related to equity grants.

LONG-TERM OPERATING MODEL ($M) 2020A 2021E 2022E 2023E 2024E 2025E 2026E 2021E-2026E CAGR Revenue $57 $67 $83 $120 $197 $320 $482 Gross Profit $43 $47 $55 $74 $130 $210 $310 % margin 76% 70% 67% 62% 66% 66% 64% 48% 46% R&D $45 $48 $76 $79 $76 $76 $79 % of revenue 79% 72% 91% 66% 39% 24% 16% SG&A $22 $22 $23 $23 $26 $28 $31 % of revenue 38% 33% 28% 19% 13% 9% 6% Operating Expenses $66 $70 $99 $103 $102 $105 $111 % of revenue 116% 105% 119% 85% 52% 33% 23% Adj. EBITDA ($16) ($19) ($38) ($24) $32 $110 $204 % margin (29%) (28%) (46%) (20%) 16% 34% 42% Confidential | 33 Note: “Adj EBITDA” means EBITDA before depreciation, amortization and expenses related to equity grants.

TRANSACTION OVERVIEW

Transaction Structure	• Valens Semiconductor to **become publicly listed** through business combination with PTK (NYSE:PTK) • PTK is a publicly listed special purpose acquisition company with **$115M cash held in trust**, inclusive of PrimeRose Forward Purchase Agreement • Following the closing of the transaction (targeted in the fall of 2021), the combined company is expected to be listed on NYSE • Valens' existing shareholders to retain 100% of their equity **(no secondary)** • Valens' existing shareholders and management would own **~78% of the combined entity** post closing, assuming no redemptions by PTK public shareholders

Valuation & Financing	• Pro forma **enterprise value of $894mm, implying 7.4x EV / 2023E revenue and 1.9x EV / 2026E revenue multiple**, an attractive valuation versus peer averages
	• Transaction is expected to provide up to **$240M in gross proceeds** comprised of:
	  • PTK's $115M of cash held in trust, assuming no redemption by PTK public shareholders and including Forward Purchase Agreement with PrimeRose
	  • $125M fully committed ordinary share PIPE at $10.00 per share
	  • Pro forma for the transaction, Valens is expected to have ~$263M cash on balance sheet assuming no redemption
	• **No additional capital is expected to be required between now and achieving positive cash flow**

Confidential | 34

PRO FORMA EQUITY OWNERSHIP

Source ($M)

Equity of Existing Valens Shareholders	$898
SPAC Cash in Trust(1)	105
PrimeRose (FPA)(2)	10
PIPE	125
Founder Shares(4)	19
Total Sources	**$1,157**

Uses ($M)

Equity of Existing Valens Shareholders	$898
Cash to Balance Sheet	215
Estimated Fees and Expenses	25
Founder Shares(4)	19
Total Uses	**$1,157**

Pro Forma Valuation(3)

Share Price	$10.00
x Pro Forma Shares Outstanding (M)	115.679
Market Cap ($M)	**$1,157**
Less: Net Cash ($M)	($263)
Enterprise Value ($M)	**$894**

	TEV / Revenue	TEV / EBITDA
2026E	1.9x	4.4x
2023E	7.4x	NM

Commentary

- All Valens' existing shareholders retain stake their respective stake in the company
- 6-month lock-up for shares held by Valens existing shareholders
- 35% of founder shares will be unvested at the time of the merger. 10% will vest if share price is greater than or equal to $12.00 over any 20 trading days within any 30 day period in the first 36 months following the combination, 12.5% will vest if the share price is greater than or equal to $12.50 over any 20 trading days within any 30 day period in the first 36 months following the combination, and 12.5% will vest if the share price is greater than or equal to $15.00 over any 20 trading days within any 30 day period in the 48 months following the combination
- Transaction proceeds will be used for development of Valens next generation products and continued commercialization efforts
- The transaction, which has been unanimously approved by the boards of directors of both Valens and PTK, is targeted to close in the fall of 2021

Pro Forma Ownership(3)


Founder Shares(4)
2%
PrimeRose (FPA)
1%
PIPE Investors
11%
SPAC Public Investors
Valens Existing Shareholders
78%

(1) Assumes no redemptions from SPAC's existing public shareholders.
(2) PrimeRose Forward Purchase Agreement.
(3) Assumed trading at $10.00 per share.
(4) Excludes investment by PTK sponsor in the PIPE transaction.

Confidential | 35

VALUATION BENCHMARKING EV / Revenue CY25E Recent AutoTech SPACs Median: 2.06x CY22E Analog / Mixed Signal Median: 8.02x 3.46x at DeSPAC 1.68x at 9.45x 8.99x 8.86x 8.57x 7.98x 7.43x 7.47x DeSPAC 7.38x 2.29x at 1.96x at DeSPAC 1.78x at DeSPAC 2.05x at 5.69x 5.17x 4.25x DeSPAC DeSPAC 1.85x 2.15x 1.98x 1.65x 1.55x (1) CY23E CY26E EV / EBITDA CY25E Recent AutoTech SPACs Median: 8.2x CY22E Analog / Mixed Signal Median: 18.6x 13.5x at DeSPAC 7.9x at 58.9x 34.1x DeSPAC 10.5x at 6.4x at 5.8x at DeSPAC 5.2x at 23.4x DeSPAC DeSPAC DeSPAC 18.3x 19.4x 18.7x 18.5x 17.6x 16.1x 9.9x 12.5x 6.4x 4.4x 5.3x 3.9x NM (1) CY23E CY26E Confidential | 36 Source: Company projections and FactSet as of 5/14/2021. Note: Recent AutoTech SPAC estimates and balance sheet (diluted shares outstanding and net cash) as of DeSPAC. Share price as of 5/14/2021. (1) 2024E figures for Velodyne as 2025E figures are not available. Multiples at DeSPAC use $10.25 share price per investor presentation.

OPERATIONAL BENCHMARKING Revenue CAGR CY23E-CY25E Recent AutoTech SPACs Median: 112.7% CY20-CY22E Analog / Mixed Signal Median: 12.6% 242.5% 171.2% 159.8% 65.7% 56.5% 56.7% 54.0% 33.7% 20.5% 18.2% 15.8% 13.1% 12.1% 10.6% 10.2% 8.0% (1) CY21E-23E CY24E-26E Gross Margin CY25E Recent AutoTech SPACs Median: 58.6% CY22E Analog / Mixed Signal Median: 65.2% 61.7% 64.3% 63.4% 62.7% 59.5% 57.8% 51.6% 74.0% 71.0% 68.1% 65.9% 64.5% 61.9% 61.0% 53.8% 41.4% CY23E CY26E (1) EBITDA Margin CY25E Recent AutoTech SPACs Median: 30.8% CY22E Analog / Mixed Signal Median: 40.3% 42.3% 43.6% 39.4% 30.8% 30.7% 59.6% 50.6% 46.5% 42.0% 38.5% 32.1% 29.3% 21.8% 12.5% 15.0% (19.7%) (1) CY23E CY26E Source: Company projections and FactSet as of 5/14/2021. Note: Recent AutoTech SPAC estimates as of DeSPAC. (1) 2024E figures for Velodyne as 2025E figures are not available. Confidential | 37

VALUATION FRAMEWORK FUNDAMENTAL VALUATION ANCHORED ON 2026 NUMBERS. SOLID EXISTING BOOK OF BUSINESS DE-RISKS INVESTORS WHEN CROSS-CHECKED ON 2023 NUMBERS 2026E 2023E Implied Current Pro Forma Future EV Discounted Enterprise Value Equity Value $4.6B Discounted back 4 79% Discount years at 15% discount rate $4.1B $2.6B 64% Discount $2.3B $0.9B $1.0B $0.9B $482M 8.5x-9.5x 4.9x-5.4x 1.9x $120M 7.4x-8.3x 2026E revenue 2023E revenue $204M 20.1x-22.4x 11.5x-12.8x 4.4x ($24M) NM 2026E EBITDA 2023 EBITDA Valuation Implied future enterprise value derived by applying a CY2022 (FY+1.75) Valuation ($120M 2023E revenue) approach multiple to CY2026E revenue. approach x (8.5x-9.5x) x (1 year at Current discounted equity value derived by discounting back 4 years at 15% discount) = ~$1.0B a discount rate of 15%. Pro forma enterprise value of $894mm implies a 1.9x multiple on Confidential |38 Valens’ CY2026E revenue. Source: Company projections.

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